Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 17, 2008, between VERTIS, INC., a Delaware corporation (“Borrower”), VERTIS HOLDINGS, INC., a Delaware corporation (“Holdings”), ENTERON GROUP LLC, a Delaware limited liability company (“Enteron”), WEBCRAFT, LLC, a Delaware limited liability company (“Webcraft”), WEBCRAFT CHEMICALS, LLC, a Delaware limited liability company (“Webcraft Chemicals”), USA DIRECT, LLC, a Delaware limited liability company (“USA Direct”), VERTIS MAILING, LLC, a Delaware limited liability company (“Mailing”) (each a “Grantor” and collectively, the “Grantors”), each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Secured, Priming and Super Priority Debtor-in-Possession Credit Agreement dated as of the date hereof by and among Grantors, the Persons named therein as Credit Parties, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations on behalf of Grantors;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Defined Terms.

(a)          All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)         “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       Grant of Lien.

(a)          To secure the prompt and complete payment, performance and observance of all of the Obligations and all renewals, extensions, restructurings and refinancings thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including payment intangibles and Software);

(v)                                 all Goods (including Inventory, Equipment and Fixtures);

(vi)                              all Instruments;

(vii)                           all Investment Property;

(viii)                        all Deposit Accounts (as such term is defined in the Code) of Grantor, including blocked accounts, concentration accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)                                all money, cash or cash equivalents of Grantor;

(x)                                   all Supporting Obligations and Letter-of Credit Rights of Grantor;

(xi)                                all commercial tort claims of Grantor; and

(xii)                             to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)         In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of each Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

(c)          This Security Agreement, the Credit Agreement, the Interim Order, the Final Order, and the other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agent and Lenders hereunder and thereunder are cumulative.  The Liens and security interests referred to in this Section 2 and in the Loan Documents are deemed valid and perfected by entry of the Interim Order and the Final Order.  The Agent may, but shall not be required to, file any financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Security Agreement, the Interim Order, the Final Order or any other Loan Document.  If the Agent shall, in its discretion, from time to time choose to file such financing statements, mortgages, notices of lien or similar instruments, take possession of any Collateral, or to take any other action to validate or perfect any such security interests or Liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Order.

(d)         The Liens, security interests, lien priorities, administrative expense claim priorities and other rights and remedies granted to the Agent and Lenders pursuant to this Security Agreement, the Interim Order, the Final Order, and the other Loan Documents (specifically including but not limited to the existence, perfection, and priority of the Liens and security interests provided herein and therein, and the administrative expense claim priority provided herein and therein) shall not be modified, altered, or impaired in any manner by any other financing or extension of credit or incurrence of debt by any of the Grantors (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Prepackaged Chapter 11 Cases, or by any other act or omission whatsoever.  Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(i)                                     subject to the Carve-Out Expense provisions of the Credit Agreement, no costs or expenses of administration which have been or may be incurred in the Prepackaged Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Agent or Lenders against the Grantors in respect of any Obligation; and

(ii)                                  the Liens and security interests in favor of the Agent and Lenders set forth in this Section 2 and in the Loan Documents shall constitute valid and perfected first priority Liens and security interests, subject only to Liens permitted under the Credit Agreement, Permitted Encumbrances and the Carve-Out Expense provisions of the Credit Agreement, and shall be prior to all other Liens and interests, now existing or hereafter arising, in favor of any other creditor or any other person whatsoever.

3.                                       Agent’s and Lenders’ Rights; Limitations on Agent’s and Lenders’ Obligations.

(a)          It is expressly agreed by Grantors that, anything herein or in any other Loan Document to the contrary notwithstanding, each Grantor shall remain liable under each of its Contractual Obligations, including all Licenses, to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Security Agreement or any other Loan Document or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contractual Obligation pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)         At any time after an Event of Default has occurred and is continuing, without prior notice to Grantor, Agent may notify Account Debtors and other Persons obligated on any of the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders.  Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on Collateral, each Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c)          Agent may at any time in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.  If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       Representations and Warranties.  The Grantors jointly and severally, represent and warrant that:

(a)          Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Liens permitted under the Credit Agreement and Permitted Encumbrances.

(b)         No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, (ii) in connection with any Liens permitted under the Credit Agreement and Permitted Encumbrances, and (iii) by any Grantor in favor of the secured parties under the Pre-Petition Credit Agreement and related pre-petition loan documents.

(c)          This Security Agreement is effective to create a valid and continuing Lien on and, upon entry of the Interim Order or the Final Order (as applicable) or upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by entry of the Interim Order or the Final Order (as applicable) or a filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  Upon the entry of the Interim Order and the Final Order, all action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.  Other than as listed on Schedule III, Grantor does not sell any Inventory to any Person on approval or on any other basis which entitles the customer to return, or which may obligate any Grantor to repurchase, such Inventory.  Except as provided in the Interim Order or the Final Order (as applicable), no authorization, approval or consent is required to be obtained from any Governmental Authority or other Person for the grant of the security interest herein, the perfection thereof or the exercise by Agent of its rights and remedies hereunder.

(d)         Schedule II hereto lists all domestic Stock, Instruments, Documents, Letter of Credit Rights and Chattel Paper in respect of which each Grantor has an interest as of the date hereof.  Except as provided in the Interim Order or the Final Order (as applicable), all action by such Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Liens permitted under the Credit Agreement and

Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers any Grantor.

(e)          Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, Grantor’s state of organization or incorporation, the location of Grantor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Schedule III hereto also sets forth the name as it appears in official filings in the state of its incorporation or other organization of any Person from whom Grantor has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of Grantor’s business.  Each Grantor has only one state of incorporation or organization.

(f)            With respect to the Accounts, except as specifically disclosed on the most recent Borrowing Base Certificate or other collateral report delivered to Agent (i) they represent bona fide sales or leases of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements and Borrowing Base Certificate or other collateral report delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due; and (vi) they constitute the legally valid and binding obligation of the applicable Account Debtors.  Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Borrowing Base Certificate or other collateral report which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or to the Agent as required by the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g)         With respect to the Inventory (i) all such Inventory is located at one of the locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior consent, and if Agent gives such consent, the applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Liens permitted under the Credit Agreement and Permitted Encumbrances, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (v) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

(h)         no Grantor has any interest in, or title to, any material Patent, Trademark or Copyright except as set forth in Schedule 3.9 to the Credit Agreement.  This Security Agreement is effective to create a valid and continuing Lien on and, upon the entry of the Interim Order and the Final Order (as applicable) or upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor’s federally registered Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon the entry of the Interim Order and the Final Order (as applicable) or upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on each Grantor’s federally registered Patents, Trademarks or Copyrights shall have been duly taken.

5.                                       Covenants.  The Grantors, jointly and severally, covenant and agree with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)          Further Assurances; Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors and without any further order of the Bankruptcy Court, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem necessary or desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation, including any License, held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)                                  Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated Stock, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.  Upon acquiring any negotiable Document, certificated Stock, Chattel Paper or Instrument, in each such case having a value in excess of $100,000, Grantors will provide prompt written notice thereof to Agent.

(iii)                               Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain waivers or subordinations of Liens from landlords, bailees and mortgagees and signed acknowledgements of Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Agent.

(iv)                              Grantor shall obtain (A) authenticated letters of control from each issuer of uncertificated securities pledged hereunder to the extent such issuer is not itself a party hereto, if applicable, and (B) Control Agreements from a securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor in accordance with Section 4.9 of the Credit Agreement, if any.

(v)                                 As and to the extent required by the Credit Agreement, Grantor shall obtain a Control Agreement with each bank or financial institution holding a Deposit Account for Grantor.

(vi)                              If any Grantor is or becomes the beneficiary of a letter of credit in excess of $250,000, Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to a Deposit Account subject to a Control Agreement in favor of Agent, all in form and substance reasonably satisfactory to Agent.

(vii)                           To the extent not otherwise provided upon entry of the Interim Order and the Final Order (as applicable), Grantor shall take all steps necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all

“transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii)                        Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Each Grantor agrees to furnish any such information to the Agent promptly upon request.  Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)                                Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim in excess of $250,000 acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b)         Maintenance of Records.  Grantors shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral in accordance with past business practice, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantors shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)          Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, each Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the material Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is no longer material to the conduct of its business.

(iv)                              In the event that any of the material Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement.  Such Grantor shall, unless such Grantor shall reasonably determine that such material Patent, Trademark or Copyright Collateral is no longer material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such material Patent, Trademark or Copyright Collateral.

(d)         Compliance with Terms of Accounts, etc.  Grantors will perform and comply in all material respects with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(e)          Limitation on Liens on Collateral.  No Grantor will create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral except Liens permitted under the Credit Agreement and Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(f)            Further Identification of Collateral.  Grantors will, if so requested by Agent, furnish to Agent, as often as Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.  Grantors shall promptly notify Agent in writing upon acquiring any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

(g)         Notices.  Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Liens permitted under the Credit Agreement and Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(h)         Good Standing Certificates.  If and whenever requested by Agent, Grantors shall provide to Agent a certificate of good standing from its state of incorporation or organization.

(i)             Organizational/Collateral Location Changes; No Reincorporation.    Grantor will give Agent at least thirty (30) days prior written notice of any change required to be made to Schedule III hereto, to the extent needed to make said Schedule III up to date and accurate.  Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

(j)             Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of Agent without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.

(k)          Authorized Terminations.  Following the Termination Date, Agent will promptly deliver to Grantor for filing or authorize Grantor to prepare and file termination statements and releases in accordance with Section 9-513(c) of the Code.

(l)             Use of Collateral.  Grantors will do nothing to impair the rights of Agent in any of the Collateral.  Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any insurance policy covering any of the Collateral.  Without limiting the foregoing, Grantor will not permit the production of Inventory in violation of any provision of the Fair Labor Standards Act and Grantor will not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor thereof or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business).

(m)       Federal Claims.  Grantors shall notify Agent promptly of any Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof, the assignment of which claim is restricted by federal law.  Upon the request of Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws.

6.                                       Agent’s Appointment as Attorney-In-Fact.

On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent nor any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.                                       Remedies; Rights Upon Default.

(a)          In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code without application to or order of the Bankruptcy Court.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon the premises of such Grantor where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  To facilitate the foregoing, Agent shall have the right to take possession of Grantor’s original books and records, to obtain access to Grantor’s data processing equipment, computer hardware and Software and to use all of the foregoing and the information contained therein in any manner which Agent deems appropriate.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

(b)         If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor whether at such Grantor’s premises or elsewhere.  Without limiting the foregoing, Agent shall also have the right to require that Grantor store and keep any Collateral pending further action by Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.  Until Agent is able to effect a sale, lease, license or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Notwithstanding any such notice of sale, Agent shall not be obligated to make any sale of Collateral.  In connection with any sale, lease, license or other disposition of Collateral, Agent may disclaim any warranties that might arise in connection therewith and Agent shall have no obligation to provide any warranties at such time.  Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.

(c)          Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)         To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies, liquidators and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants, liquidators and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 7(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(d).  Without limitation upon the foregoing, nothing contained in this Section 7(d) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(d).

(e)          Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.                                       Grant of License to Use Property.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, lease, license, assign, give an option or options to purchase or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to each Grantor) to use and occupy all real estate owned or leased by Grantor.

9.                                       Limitation on Agent’s and Lenders’ Duty in Respect of Collateral.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Agent shall be deemed to have exercised reasonable care in the custody and preservation the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

10.                                 Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.                                 Expenses and Attorneys Fees.  Without limiting Grantor’s obligations under the Credit Agreement or the other Loan Documents, Grantor agrees to promptly pay all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing Agent’s Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.

12.                                 Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

13.                                 Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

14.                                 Termination of this Security Agreement.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

15.                                 Successors and Assigns.  This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.  No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

16.                                 Counterparts.  This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute but one in the same instrument.  This Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

17.                                 Applicable Law.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

18.                                 Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purposes or be given substantive effect.

19.                                 Benefit of Lenders.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

VERTIS, INC.

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

VERTIS HOLDINGS, INC.

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

ENTERON GROUP LLC

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

WEBCRAFT, LLC

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

WEBCRAFT CHEMICALS, LLC

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

USA DIRECT, LLC

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

VERTIS MAILING, LLC

By:	/s/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Its Duly Authorized Signatory